Exhibit 10.1

WEBSENSE, INC.

2007 STOCK INCENTIVE ASSUMPTION PLAN

ARTICLE ONE
GENERAL PROVISIONS

I. BACKGROUND AND PURPOSE OF THE PLAN

A.            This 2007 Stock Incentive Assumption Plan is established in connection with the acquisition by the Corporation of PortAuthority Technologies, Inc. and is intended to comply with Rule 4350(i)(1)(A)(iii) of the Nasdaq Marketplace Rules.

B.            This 2007 Stock Incentive Assumption Plan is intended to promote the interests of Websense, Inc., a Delaware corporation, and any Parent or Subsidiary by providing Eligible Optionees (as defined below) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation or any Parent or Subsidiary.

C.            Capitalized terms shall have the meanings assigned to such terms herein and in the attached Appendix A.

II. STRUCTURE OF THE PLAN

The Plan shall consist of the Discretionary Option Grant Program under which Eligible Optionees may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock.

III. ADMINISTRATION OF THE PLAN

A.            The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.  Administration of the Discretionary Option Grant Program with respect to all other Eligible Optionees may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer such program with respect to all such persons.  However, any discretionary option grants for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.            Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.            Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the

Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any stock option issuance thereunder.

D.            Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

IV. ELIGIBILITY

A.            The following persons are eligible to participate in the Discretionary Option Grant Program (the “Eligible Optionees”) provided that such persons were not providing Service to the Company or any of its Subsidiaries prior to the Plan Effective Date:

(i)            Employees,

(ii)           non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)          consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.            Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

C.            The Plan Administrator shall have the absolute discretion to grant options in accordance with the Discretionary Option Grant Program.

V. STOCK SUBJECT TO THE PLAN

A.            The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.

B.            The number of shares of Common Stock reserved for issuance under the Plan shall consist of the unused share reserve and potential reversions to such reserve, as of the date immediately prior to the Plan Effective Date, of the PortAuthority Plan, subject to adjustment as provided in the PortAuthority Plan.  Accordingly, as the Plan Effective Date, the share reserve consists of 204,083 shares of Common Stock, of which there are Existing Options covering 74,871 shares of Common Stock and 129,212 shares of Common Stock remaining available for option grants.  Shares of Common Stock subject to any Existing Options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full.  Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full.

C.            No one person participating in the Plan may receive stock options for more than 1,500,000 shares of Common Stock in the aggregate per calendar year.

D.            If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year, and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. EXERCISE PRICE

1.             The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.  Notwithstanding the foregoing, an option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value per share of Common Stock subject to the option if such option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are intended to be “incentive stock options” within the meaning of Section 422 of the Code and the regulations promulgated thereunder).

2.             The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in one or more of the forms specified below:

(i)            cash or check made payable to the Corporation and denominated in the currency of the primary economic environment of, at the Corporation’s discretion, either the Corporation or the Optionee (that is the functional currency of the Corporation or the currency in which the Optionee is paid),

(ii)           shares of Common Stock valued at Fair Market Value on the Exercise Date, or

(iii)          to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.            EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.            EFFECT OF TERMINATION OF SERVICE

1.             The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)            Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)           Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)          Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)          During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.             The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)            extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.            STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.             REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.             LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death, except that an option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A.            In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.            All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.            Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.            Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.             The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.             The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.            The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

H.            The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

Neither the Board nor the Plan Administrator shall have the authority to: (i) re-price any outstanding option under the Plan or (ii) cancel and re-grant any outstanding option under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

ARTICLE THREE

MISCELLANEOUS

I. TAX WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II. EFFECTIVE DATE AND TERM OF THE PLAN

A.            The Plan shall become effective immediately on the Plan Effective Date.  Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date.

B.            The Plan shall terminate upon the earliest to occur of (i) November 28, 2014, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on November 28, 2014, then all option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

III. AMENDMENT OF THE PLAN

A.            The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B.            Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V. REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.            No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any established stock exchange on which Common Stock is then listed for trading.

VI. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII. RULES PARTICULAR TO SPECIFIC COUNTRIES OR JURISDICTIONS

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country or jurisdictions by means of an addendum to the Plan in the form of an appendix (the “Jurisdiction Appendix”), and to the extent that the terms and conditions set forth in the Jurisdiction Appendix conflict with any provisions of the Plan, the provisions of the Jurisdiction Appendix shall govern. Terms and conditions set forth in the Jurisdiction Appendix shall apply only to options issued to Optionees under the jurisdiction of the specific country or other jurisdiction that is subject of the Jurisdiction Appendix and shall not apply to options issued to any other Optionee. The adoption of any such Jurisdiction Appendix shall be subject to the approval of the Board.

APPENDIX A

The following definitions shall be in effect under the Plan:

A.            BOARD shall mean the Corporation’s Board of Directors.

B.            CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)            the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C.            CODE shall mean the Internal Revenue Code of 1986, as amended.

D.            COMMON STOCK shall mean the Corporation’s common stock.

E.             CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)            a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.             CORPORATION shall mean Websense, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Websense, Inc. which shall by appropriate action adopt the Plan.

G.            DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.            EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.              EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.             EXISTING OPTION shall mean an option outstanding immediately prior to the Plan Effective Date under the PortAuthority Plan that was replaced by a stock option to purchase Common Stock in substitution therefore at the Plan Effective Date.

K.            FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is listed on any established stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           In the absence of any such market for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

L.             INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)           such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

M.           MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

N.            1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

O.            NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

P.             OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

Q.            PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.            PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

S.             PLAN shall mean the Corporation’s 2007 Stock Incentive Assumption Plan, as set forth in this document.

T.            PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

U.            PLAN EFFECTIVE DATE shall mean January 8, 2007.

V.            PORTAUTHORITY PLAN shall mean the PortAuthority Technologies, Inc. 2004 Global Share Option Plan.

W.           PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

X.            SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

Y.            SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

Z.            SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

AA.        SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB.          WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

WEBSENSE, INC.

APPENDIX A – ISRAEL

TO THE 2007 STOCK  INCENTIVE ASSUMPTION PLAN

1.             GENERAL

1.1           This appendix (the “Appendix”) shall apply only to Optionees who are residents of the state of Israel upon the date of grant of the Option or those who are deemed to be residents of the state of Israel for tax purposes upon the date of grant of the Option (collectively, “Israeli Optionees”). The provisions specified hereunder shall form an integral part of the Websense Inc. 2007 Stock Incentive Assumption Plan (hereinafter the “Plan”).

1.2           This Appendix is to be read as a continuation of the Plan and modifies Options granted to Israeli Optionees only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Ordinance. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other Optionees or Options.

1.3           The Plan and this Appendix are complementary to each other and shall be deemed as one. In any case of contradiction, whether express or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.4           Any capitalized term used herein but not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.             DEFINITIONS

2.1           “3(i) Option” means an Option granted to an Unapproved Israeli Optionee pursuant to Section 3(i) of the Ordinance.

2.2           “102 Option” means any Option granted to an Approved Israeli Optionee pursuant to Section 102 of the Ordinance.

2.3           “Approved Israeli Optionee” means an Israeli Optionee who is an Employee, Director or office holder of the Company or a Subsidiary, but excluding any Controlling Shareholder.

2.4           “Capital Gain Option” or “CGO” means a Trustee 102 Option elected and designated by the Company to qualify for capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5           “Company” means Websense, Inc., a Delaware corporation.

2.6           “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.7           “ITA” means the Israeli Tax Authorities.

2.8           “Israeli Option Agreement”             means an Option Agreement between the Company and an Israeli Optionee that sets out the terms and conditions of an Option granted to an Israeli Optionee.

2.9           “Israeli Subsidiary” means a “Subsidiary”, as defined in Section 2 of the Plan, incorporated and registered in Israel.

2.10         “Non-Trustee 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.11         “Ordinary Income Option” or “OIO” means a Trustee 102 Option elected and designated by the Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.12         “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.13         “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14         “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any Applicable Law.

 2.15        “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.16         “Trustee 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Optionee.

2.17         “Unapproved Israeli Optionee” means an Israeli Optionee who is a Consultant or an Israeli Optionee who is a Controlling Shareholder.

3.             ISSUANCE OF OPTIONS

3.1           The persons eligible for participation in the Plan as Israeli Optionees shall include Approved Israeli Optionees and Unapproved Israeli Optionees; provided, however, that (i) Approved Israeli Optionees may only be granted 102 Options; and (ii) Unapproved Israeli Optionees may only be granted 3(i) Options.

3.2           The Company may designate Options granted to Approved Israeli Optionees pursuant to Section 102 as Trustee 102 Options or Non-Trustee 102 Options.

3.3           The grant of Trustee 102 Options shall be made under this Appendix and shall be conditioned upon the approval of the Plan and this Appendix by the ITA.

3.4           Trustee 102 Options may either be classified as Capital Gain Options (CGOs) or Ordinary Income Options (OIOs).

3.5           No Trustee 102 Option may be granted under this Appendix to any Approved Israeli Optionee, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Options, whether CGOs or OIOs, that will be granted under the Plan and this Appendix (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Option under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Options. The Election shall obligate the Company to grant only the type of Trustee 102 Option it has elected, and shall apply to all Israeli Optionees who are granted Trustee 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Options simultaneously.

3.6           All Trustee 102 Options must be held in trust by, or, subject to the approval of the ITA, under the control or supervision of, a Trustee, as described in Section 4 below.

3.7           For the avoidance of doubt, the designation of Non-Trustee 102 Options and Trustee 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.             TRUSTEE

4.1           Trustee 102 Options which shall be granted under this Appendix and/or any share of Common Stock allocated or issued upon exercise or vesting of a Trustee 102 Option and/or other shares of Common Stock received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee or controlled by the Trustee for the benefit of the Approved Israeli Optionees, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Options are not met, the Trustee 102 Options may be regarded as Non-Trustee 102 Options, all in accordance with the provisions of Section 102.

4.2           With respect to any Trustee 102 Option, subject to the provisions of Section 102, an Approved Israeli Optionee shall not sell or release from trust any share of Common Stock received upon the exercise or vesting of a Trustee 102 Option and/or any share of Common Stock received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to, and shall be borne by, such Approved Israeli Optionee.

4.3           Notwithstanding anything to the contrary, the Trustee shall not release or sell any shares of Common Stock allocated or issued upon exercise or vesting of a Trustee 102 Option unless the Company, its Israeli Subsidiary and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4           Upon receipt of any Trustee 102 Option, the Approved Israeli Optionee will consent to the grant of the Option under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5           For the avoidance of doubt it is clarified that any restricted shares or performance shares granted to an Approved Israeli Optionee shall be issued in the name of the Trustee for the benefit of the Israeli Optionee.

5.             OPTIONS

The terms and conditions upon which the Options shall be issued and exercised or vest, as applicable, shall be as specified in the Israeli Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Option Agreement shall state, inter alia, the number of Shares of Optioned Stock to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Non-Trustee 102 Option or a 3(i) Option), and any applicable vesting provisions and exercise price that may be payable.

6.             EXERCISE AND VESTING OF OPTIONS

Vesting and exercise of Options granted to Israeli Optionees shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

7.             ASSIGNABILITY, DESIGNATION AND SALE OF OPTIONS

7.1.          Notwithstanding any other provision of the Plan, no 102 Option or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any 102 Option given to any third party whatsoever, and during the lifetime of the Approved Israeli Optionee, each and all of such Approved Israeli Optionee’s rights with respect to an Option shall belong only to the Approved Israeli Optionee. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

7.2           As long as Optioned Stock issued or purchased hereunder are held by the Trustee on behalf of the Approved Israeli Optionee, all rights of the Approved Israeli Optionee over the shares of Common Stock cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.             INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

8.1.          With regard to Trustee 102 Options, the provisions of the Plan and/or the Appendix and/or the Israeli Option Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA, and the said provisions shall be deemed an integral part of the Plan, the Appendix, and the Israeli Option Agreement.

8.2.          Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Appendix or the Israeli Option Agreement, shall be considered binding upon the Company, the Israeli Subsidiary, and the Approved Israeli Optionees.

9.             DIVIDEND

Subject to the provisions of the Plan, with respect to all shares of Common Stock allocated or issued upon the exercise of Options granted to the Israeli Optionee and held by the Israeli Optionee or by the Trustee, as the case may be, the Israeli Optionee shall be entitled to receive dividends, if any, in accordance with the quantity of such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

10.          TAX CONSEQUENCES

10.1         Any tax consequences arising from the grant, exercise or vesting of any Option, from the payment for Optioned Stock covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Optionee), hereunder, shall be borne solely by the Israeli Optionee. Without derogating from Section 4(b)(ix) of the Plan the Company and/or its Subsidiaries, and/or the Trustee shall be entitled to withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Optionee agrees to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, any liability relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Optionee.

10.2         The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Israeli Optionee until all required Tax payments have been fully made.

10.3         With respect to Non-Trustee 102 Options, if the Israeli Optionee ceases to be employed by the Company or any Subsidiary, or otherwise if so requested by the Company or the Subsidiary, the Israeli Optionee shall extend to the Company and/or the Subsidiary a security or guarantee for the payment of Tax due at the time of sale of shares of Common Stock, in accordance with the provisions of Section 102.

11.          TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any applicable law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Options granted to Israeli Optionees under this Appendix, (ii) any national securities exchange on which the shares of Common Stock are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

12.          GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

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